INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO THE MEDIFAST, INC.

2012 SHARE INCENTIVE PLAN

This INCENTIVE STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the ____ day of____________ (the “Grant Date”), is between Medifast, Inc., a Delaware corporation (the “Company”), and ______________ (the “Participant”), an employee of the Company or of a subsidiary of the Company.

WHEREAS, the Company desires to give the Participant the opportunity to purchase Shares in accordance with the provisions of the Medifast, Inc. 2012 Share Incentive Plan, attached as Appendix A to the 2012 Proxy Statement, and as amended from time to time thereafter, a copy of which is attached hereto; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein shall have the same meanings as in the Plan.

NOW THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Participant, intending to be legally bound, hereby agree as follows:

1.       Grant of Option. The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of __________ Shares (the “Option”). The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement. The Option granted hereunder is intended to be an incentive stock option meeting the requirements of the Plan and section 422 of the Code, and is not a nonqualified stock option.

2.       Exercise Price. The exercise price of the Shares covered by this Option shall be $_____ per Share. It is the determination of the Committee that on the Grant Date the exercise price was not less than the greater of (i) 100% (110% for a Participant who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a subsidiary of the Company – a “More-Than-10% Owner”) of the Fair Market Value of a Share of the Company, or (ii) the par value of the Shares.

3.       Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on ________________ (the “Expiration Date”), which date is not more than ten years (five years in the case of a More-Than-10% Owner) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

4.       Exercise of Option. The Participant shall have the right to purchase from the Company, on and after the following dates, the following number of Shares, provided the Participant has not incurred a Termination of Service as of the applicable vesting date: ____________ percent of the Shares subject to the Option will become exercisable on _____________ ___, 20__ (the “Initial Vesting Date”), and the remaining ____________ percent of the Shares subject to the Option will become exercisable in equal ____________ installments over a ____________ period following the Initial Vesting Date, on each ____________ anniversary of the Initial Vesting Date. [Notwithstanding the preceding sentence, if, before the Participant’s Termination of Service and before the applicable vesting date, (a) the Participant dies, (b) there is a Change in Control, or (c) the Committee, in its sole discretion, determines that the Participant has incurred a permanent disability, the Option shall become exercisable for the full number of Shares underlying the Option.] Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5.       Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 11445 Cronhill Drive, Owings Mills, MD 21117. The form of such notice shall be prescribed by the Company from time to time and shall indicate the Participant’s intent to exercise the Option, and the number of whole Shares with respect to which it is being exercised. In addition, the form must be signed by the person or persons exercising the Option, and be accompanied by payment of the full exercise price of such Shares. Only full Shares will be issued. The exercise price may be paid to the Company –

a)       in cash, or by certified check, bank draft, or postal or express money order;

b)       through the delivery of Shares;

c)       by having the Company withhold Shares; or

d)       in any combination of (a), (b) and (c) above.

In the event the exercise price is paid, in whole or in part, with Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Shares delivered or withheld on the date of exercise. In the event the Option is exercised by any person or persons after the death or disability (as determined by the Committee in its sole discretion) of the Participant, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

6.       No Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any Shares unless and until the Participant has become the holder of record of such Shares and no adjustment shall be made for dividends or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.

7.       Termination of Service. Except as otherwise determined by the Committee, if the Participant incurs a Termination of Service for any reason (other than death, or disability within the meaning of section 22(e)(3) of the Code) before the Expiration Date, this Option may be exercised, to the extent of the number of Shares with respect to which the Participant could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee in its discretion, by the Participant at any time before the earlier of (i) the Expiration Date, or (ii) three months after such Termination of Service.

8.       Disability. If the Participant incurs Termination of Service on account of a disability (within the meaning of Section 22(e)(3) of the Code), this Option may be exercised by the Participant or by the Participant’s legal representative at any time before the earlier of (i) the Expiration Date or (ii) one year after such Termination of Service.

9.       Death. If the Participant dies during his employment and before the Expiration Date, or if the Participant incurs a Termination of Service and the Participant dies following such Termination of Service but before the earliest of (i) the Expiration Date, (ii) the expiration of the period determined under Paragraph 7 or 8 (as applicable to the Participant), or (iii) three months following such Termination of Service, this Option may be exercised by the Participant’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Participant’s death, at any time before the earlier of (i) the Expiration Date or (ii) one year after the date of the Participant’s death.

10.       Disqualifying Disposition of Option Shares. The Participant agrees to give written notice to the Company, at its principal office, if a “disposition” of the Shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Participant of such Shares. The Participant acknowledges that if such disposition occurs, the Participant generally will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the Fair Market Value of the Shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition of such Shares minus the exercise price. (If the Option is exercised via a cashless exercise, the exercise itself will be viewed as a disqualifying disposition with regard to the Shares that were withheld to cover the exercise price.) For purposes of this Paragraph, the term “disposition” shall have the meaning assigned to such term by section 424(c) of the Code.

11.       Taxes. The Participant acknowledges that any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility. In the event of a disqualifying disposition (as described above) or if the Option is converted to a nonqualified stock option and such option is exercised, the Company may withhold Shares underlying the Option to satisfy the minimum federal, state or local tax withholding requirements.

12.       Non-Alienation. No Option shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

13.       Governing Law. This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Participant under, the Plan and options granted thereunder.

14.       Employment of Participant. Nothing in this Option Agreement shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company shall continue to employ the Participant, nor shall this Option Agreement affect in any way the right of the Company to terminate the employment of the Participant at any time.

15.       Modifications. No change or modification of this Agreement shall be valid unless it is written (or electronic) and, except as otherwise provided in the Plan, signed by the parties hereto.

16.       Terms and Conditions, Entire Agreement. This Agreement, together with the Plan, sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties hereto with respect to the Option, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, between them with respect to the Option other than as set forth herein or therein.

17.       Notices. Any and all notices required herein: (i) if to the Company, shall be addressed to the Board and mailed to the principal office of the Company; and (ii) if to the Participant, to his address as reflected in the records of the Company.

18.       Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement.

ATTEST:	MEDIFAST, INC.

By:
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Date:

WITNESS:	PARTICIPANT:

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Date: